As filed with the Securities and Exchange Commission on July 29, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLF GALAXY, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	5940	41-1831724
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

7275 Flying Cloud Drive
Eden Prairie, Minnesota 55344
(952) 941-8848
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Randall K. Zanatta

President, Chief Executive Officer and Chairman

Golf Galaxy, Inc.

7275 Flying Cloud Drive

Eden Prairie, Minnesota 55344

(952) 941-8848

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John R. Houston, Esq.	David B. Miller, Esq.
Robins, Kaplan, Miller & Ciresi L.L.P.	Michael K. Coddington, Esq.
2800 LaSalle Plaza	Faegre & Benson LLP
800 LaSalle Avenue	2200 Wells Fargo Center
Minneapolis, Minnesota 55402-2015	90 South Seventh Street
(612) 349-8500	Minneapolis, Minnesota 55402-3901
(612) 766-7000

Approximate date of commencement of proposed sale to public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-125007

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $.01 par value	709,500	$14.00	$9,933,000	$1,170

(1)                                  Includes 92,500 shares of Common Stock issuable upon exercise of the underwriters’ over-allotment option.

(2)                                  Based on the public offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Golf Galaxy, Inc. is filing this Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  This Registration Statement relates to the public offering of our Common Stock as contemplated by the Registration Statement on Form S-1 (Reg. No. 333-125007) filed with the Securities and Exchange Commission on May 17, 2005, as amended by Amendments No. 1 through 3 thereto filed between June 29, 2005 and July 27, 2005, which was declared effective on July 28, 2005 (the “Prior Registration Statement”).  We are filing this Registration Statement for the sole purpose of registering an additional 709,500 shares of our Common Stock.

The contents of the Prior Registration Statement are hereby incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

All exhibits filed with or incorporated by reference in the Prior Registration Statement are hereby incorporated by reference into, and shall be deemed to be a part of, this Registration Statement.  In addition, the following additional exhibits are filed herewith:

Exhibit No.	Description
5	Opinion of Robins, Kaplan, Miller & Ciresi L.L.P.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (contained in its opinion filed as Exhibit 5)

24	Powers of Attorney *

*Previously filed in connection with the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-125007) and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 29, 2005.

GOLF GALAXY, INC.
By	/s/ RANDALL K. ZANATTA
Randall K. Zanatta President, Chief Executive Officer and Chairman

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 29, 2005.

Signature	Title

/s/ Randall k. Zanatta	President, Chief Executive Officer, Chairman and
Randall K. Zanatta	Director (Principal Executive Officer)

*	Chief Operating Officer and Director
Gregory B. Maanum

/s/ Richard C. Nordvold	Chief Financial Officer (Principal Financial and
Richard C. Nordvold	Accounting Officer)

*	Director
Gregg S. Newmark

*	Director
William C. Mulligan

*	Director
David E. Bloom

*	Director
David S. Gellman

*	Director
Jack W. Eugster

*	Director
Thomas C. Healy

*By:	/s/ Randall K. Zanatta
Randall K. Zanatta
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Robins, Kaplan, Miller & Ciresi L.L.P.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (contained in its opinion filed as Exhibit 5)

24	Powers of Attorney *

*Previously filed in connection with the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-125007) and incorporated herein by reference.

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